Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SUPPLY AGREEMENT

THIS AGREEMENT (the “Agreement”) is effective as of                     (the “Effective Date”), by and between POWERWAVE TECHNOLOGIES, INC. a Delaware corporation having a principal place of business at 1801 East Saint Andrew Place, Santa Ana, California 92705, on behalf of itself and its affiliates or majority-owned subsidiaries (collectively “Powerwave”) and Shenzhen Tatfook Technology Co. Ltd. , a company established under the laws of the Peoples Republic of China having its principal place of business at 3rd Industrial Area of Shajing Industrial Company, Haoziang Road, Shajing Town, Bao’ an District, Shenzhen, 518104, Peoples Republic of China, on behalf of itself and its affiliates or subsidiaries (“Supplier”). Powerwave and Supplier are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

DEFINITIONS

For the purpose of this Agreement:

0. “Box Build Products” shall have the meaning set forth in Section 1.2.

1. “Business Day” shall mean any day other than a Saturday, Sunday or a national holiday in the applicable country where the specific obligation is to be performed. Any reference to “days” (unless “Business Days” are specified) shall mean calendar days.

2. “Commercially Reasonable Efforts” shall mean, with respect to a given obligation, the efforts that a reasonable person in the promisor’s position would use so as to perform that obligation as expeditiously as reasonably possible.

3. “Component Products” shall have the meaning set forth in Section 1.3.

4. “Manufacturing License Agreement” means that certain agreement between Supplier and Powerwave under which Supplier will be granted the right to manufacture and exclusively sell certain Powerwave products to customers in China.

5. “Material” shall mean any subassemblies, components, parts or raw materials and other materials comprising or comprised in Products.

6. “Material Manufacturing Leadtime” shall mean the time period required for a supplier of Material to assemble, procure or otherwise produce the Material.

7. “Material Transit Time” shall mean the time period required to transport the Material from the Material supplier to the Supplier.

8. “OEM Filter Products” shall mean the custom OEM BTS filter products that are presently being sold to wireless OEM’s such as Nokia Siemens Networks, Ericsson and Motorola that are manufactured at the manufacturing facility operated by Filtronic Suzhou Telecommunications Products Co. Ltd. in Suzhou, China.

9. “Powerwave” shall mean Powerwave Technologies, Inc. and any other company whose votes and/or capital are fifty per cent (50%) or more controlled directly or indirectly by Powerwave Technologies, Inc.

10. “Products” shall have the meaning set forth in Section 1.3.

11. “Product and Process Documentation” shall mean the documentation provided by Powerwave to be used to manufacture Products including bills of material, approved vendor list (AVL), assembly drawings, line layouts, process documentation, quality and inspection plans, test processes, and packaging requirements.

12. “Product Leadtime” shall mean the sum of the Material Manufacturing Leadtime, Material Transit Time, Product Manufacturing Leadtime, and the Product Transit Time.

13. “Product Manufacturing Leadtime” shall mean the time period required for the Supplier to manufacture and test the Product.

14. “Product Transit Time” shall mean the time period required to transport the Product from the Supplier to Powerwave.

15. “Proprietary Information” shall mean any trade secret or other information that Powerwave wishes to keep confidential. Proprietary information can include secret formulas, processes, and methods used in the manufacturing of the Products.

16. “Specifications” shall mean those physical, mechanical, electrical and other characteristics intended to define the performance, form, fit and function of a Product and which are: (i) set forth in the documents provided by Powerwave or (ii) are otherwise agreed to in writing by the Parties.

17. “$” shall mean US Dollars, which is the lawful currency of the United States of America.

18. “Transition Period” means the six months following the Effective Date of this Agreement and the closing of the transaction described in the Asset Purchase Agreement between Supplier and Filtronic (Suzhou) Telecommunications Products Co., Ltd.

19. All references in the Agreement to “quarter” or “quarterly” shall refer to calendar quarters. All references in the Agreement to “year” or “yearly” (including numeric references to a year) shall refer to calendar years.

1.	TERM/SCOPE

1.1 Term. The initial term of this Agreement (the “Term”) shall commence on the Effective Date and shall continue through the third anniversary of the Effective Date, and thereafter, this Agreement shall be automatically renewed for successive one year terms unless terminated by either Party with 90 days’ prior written notice before the end of any renewal term. In addition, the Agreement may be terminated pursuant to the terms of Section 10.

1.2 Scope. During the Term, Powerwave shall purchase from Supplier and Supplier shall sell to Powerwave forty percent (40%) of Powerwave’s requirements for those box build products that are referenced in Exhibit A (collectively the “Box Build Products”), as amended to date, subject to Supplier’s ability to provide sufficient volumes with competitive pricing, quality, service and on time delivery. Exhibit A may be amended from time to time. Also any agreed change to Exhibit A set forth in writing shall be considered an amendment to Exhibit A even if the Parties don’t adopt a formal amendment to this Agreement. The Parties understand that the Products are manufactured for Powerwave’s customers and that there is no guarantee that demand for the Products from Powerwave’s customers will continue at the current level expected. The Parties contemplate that Powerwave will purchase $100,000,000 worth of Products (as

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

defined below) during the first four full calendar quarters of the term of this Agreement (“Measurement Period.”) If Powerwave does not purchase $100,000,000 worth of Products during the Measurement Period, Powerwave agrees to increase the percentage of its requirements for the Box Build Products purchased from Supplier (not to exceed 80% of its requirements) until Powerwave purchases $100,000,000 worth of Products (as defined below). Supplier and Powerwave agree that any revenue generated by Supplier from sales of OEM Filter Products during the Measurement Period shall be counted as purchases of Products by Powerwave for purposes of this section 1.2. Supplier shall comply with the reporting requirements contained in the Manufacturing License Agreement.

During the Measurement Period, on a calendar quarter basis, within 15 days following the end of each quarter, Supplier will report to Powerwave its sales of OEM Filter Products during the quarter. The report shall be certified as true and correct by an officer of Supplier. Supplier shall keep complete and accurate books and records in accordance with generally accepted accounting principles reflecting all information necessary to verify the accuracy of its revenues from the sale of OEM Filter Products and all rebates hereunder. Powerwave shall have the right to audit, or cause its independent certified public accountant to audit, such books and records of Supplier, provided, that such audit: (i) is conducted during normal business hours, (ii) is conducted no more often than once per fiscal quarter, and (iii) is conducted only after Powerwave has given ten days’ prior written notice to Supplier. Powerwave shall bear the full cost and expense of such audit, unless a discrepancy in excess of five percent (5%) in favor of Powerwave is discovered, in which event Supplier shall bear the full cost and expense of such audit. Regardless of the amount of discrepancy discovered, all discrepancies (and interest thereon) shall be immediately due and payable

1.3 Additional Business Opportunities. In addition to the Box Build Products described in Section 1.2, Powerwave shall allow Supplier to quote on Powerwave’s requirements for the following component products for its company-owned manufacturing facilities: printed circuit board assemblies, cable assemblies, subassemblies, connectors castings and other parts of Box Build Products or other solutions or products currently or in the future required by Powerwave (“collectively the “Component Products.”) In conducting a fair competitive evaluation process in a good faith manner and in evaluating Supplier’s quotations against quotations from other parties, Powerwave shall consider price, volume capacity, lead times, product quality, and on time delivery metrics. The Box Build Products and the Component Products shall collectively be referred to as the “Products” as well as any other Products mutually agreed upon. Supplier shall be considered a preferred supplier to Powerwave for the Component Products and when evaluating Supplier against other suppliers of Component Products, it shall consider all of the factors identified above in making a selection decision. Supplier shall not refuse to quote on the supply of Component Products or future Box Build Products when requested by Powerwave.

2.	PRICING

2.1 Pricing. The pricing for the Products during the Transition Period is specified on Exhibit A. Following the Transition Period, Powerwave may purchase from Supplier the Products at the prices calculated according to the pricing methodology described below and set forth in Exhibit B, which is attached hereto and incorporated herein by this reference. Prices (a) are in the currency listed in Exhibit A, (b) include Powerwave’s standard packaging, marking and labeling, and (c) are based on the configuration set forth in the Specifications. Prior to the end of the Transition Period, the Parties will conduct a meeting during which the Parties will mutually agree upon a cost reduction roadmap for the entire year following the Transition Period, which is organized by product categories. The cost reduction roadmap shall include a timeframe goal for the achievement of cost reductions, target annual cost reduction percentages by Product and shall reflect consideration of new technology, existing inventory, inventory revaluations, Product approval procedures and special discounts on special projects. The Parties will review Supplier

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

performance against the annual cost reduction goals on a quarterly basis in accordance with the process set forth in Exhibit B, and any mutually agreed changes to pricing set forth in writing shall be considered updates to the Agreement even if the Parties do not adopt a formal amendment to this Agreement. This process shall be completed, and any new pricing that is mutually agreed shall be implemented, prior to the first business day of each calendar quarter. Supplier also agrees to provide costed bills of material (“BOM’s”) as requested by Powerwave during the entire life cycle of any given Product.

2.2 Exclusions from Price. Prices specifically exclude (a) export licensing of the Product and payment of broker’s fees, duties, tariffs and other similar charges; (b) taxes or charges (other than those based on net income of Supplier) imposed by any taxing authority upon the manufacture, sale, shipment, storage, “value add” or use of the Product; and (c) setup, tooling, or non-recurring engineering activities.

2.3 Most Favored Pricing. If Supplier sells similar quantities of any of the same Products under substantially similar terms and conditions to a third party for a lower price than the price for the Products, Supplier will reduce the price of the Product to the lower price and such lower price will apply to all future Orders (as defined herein). Supplier agrees to fulfill its obligations under this Section in good faith.

2.4 Discounts. During the period after Powerwave purchases and pays the related invoices for [*] worth of Products, Supplier will grant Powerwave an additional [*] discount on all Product purchases up to [*] of additional Product purchases.

3.	PAYMENT TERMS

3.1 Payment Terms.

3.1.1 Payment terms are net [*] days after the date that Powerwave receives a valid invoice from Supplier. The Parties shall use their Commercially Reasonable Efforts to implement EDI and other electronic methods of processing orders, invoices and payment into their invoicing and payment processes.

3.1.2 If Powerwave in good faith disputes any portion of any Supplier invoice, Powerwave shall submit to Supplier (i) as soon as possible, but no later than the due date, written documentation identifying and substantiating the disputed amount and (ii) by the due date, full payment of the undisputed portion of the invoice. Supplier and Powerwave agree to use their respective Commercially Reasonable Efforts to resolve any dispute within thirty (30) days after Supplier receives written notice of a dispute from Powerwave. Any disputed amounts resolved in favor of Powerwave shall be credited to Powerwave’s account within five Business Days following resolution of the dispute. Any disputed amounts determined to be payable to Supplier shall be paid within the terms set forth in Section 3.1.1 or five Business Days after resolution of the dispute, whichever is later.

4.	PURCHASE ORDERS/FORECAST/RESCHEDULE/CANCELLATION/EXCESS AND OBSOLETE

4.1 Vendor Delivery Schedules; Order Confirmations.

(a) Powerwave will communicate and update its requirements for Products on a weekly basis by providing Supplier with a Vendor Delivery Schedule (“VDS”)

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

containing a minimum of three months forecast. The VDS contains two rows under each Product number. The row entitled “Purchase Order” shows the quantity of the Product to be released by Supplier to Powerwave for delivery on a specific date. The heading “Planned Order” shows Powerwave’s forecasted needs for the supply of Product on a weekly basis. Powerwave’s forecasts under a VDS will be loaded and executed to the supply base by Supplier on a weekly basis via Supplier’s material planning system. The first [*] on the VDS under the forecast heading represents a binding commitment as to the quantity of Products ordered by Powerwave. Provided the “release to ship” or “forecast” columns on the VDS are not revised upward in excess of the flexibility parameters described below, the “release to ship” and “forecast” columns will roll forward such that at the end of a weekly cycle Powerwave will issue a new VDS covering the binding commitment for the next week. Supplier is authorized to ship only the quantity listed under the “Purchase Order” heading. The quantity under the heading “Planned Order” is for Supplier’s planning purposes only to assure manufacturing capacity and material planning and procurement and not to be released to build.

For purposes of clarification, the following paragraph and Table 4.1 below is an example of the VDS process. Assume that during Week 0, Powerwave issues a VDS with Supplier that shows initial demand of 100 Products per week through Week 7. [*] in the VDS are firm commitments from Powerwave, and Powerwave concurrently issues an Order for the Products forecasted in those weeks. During Week 1, Powerwave issues a new VDS with a binding commitment for [*] (which it revises pursuant to Section 4.1(a) and Section 4.4), and Powerwave concurrently issues an Order for the Products forecasted in Week 3. In [*], Powerwave continues to issue a weekly VDS (with revisions to the forecast per the terms of the Agreement) and continues to issue Orders on a concurrent basis.

Table 4.1

	Week 1	Week 2	Week 3	Week 4	Week 5	Week 6	Week 7
Week 0 VDS	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Week 1 new VDS	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Week 2 new VDS	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Week 3 new VDS	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Week 4 new VDS	[*]	[*]	[*]	[*]	[*]	[*]	[*]

(b) VDS Confirmation. Each VDS shall be confirmed by Supplier through the issuance of a Factory Load Plan (“FLP”) within three (3) business days of receipt. Supplier shall confirm all delivery dates for a VDS within the FLP. Supplier may not reject a VDS that complies with the terms of the Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.2 Purchase Orders; Confirmations.

(a) Powerwave will place a Purchase Order (“Order”) for Products, and the Order will cover the Products that are subject to the binding commitment as detailed in Section 4.1. Each Order shall be in the form of a written or electronic communication and shall contain the following information: (i) the part number of the Product; (ii) the quantity of the Product; (iii) the delivery date (provided, that the actual delivery dates and shipping schedule shall be included in the VDS, as defined herein); (iv) the location to which the Product is to be shipped (provided that the actual location to which the product is to be shipped shall be included in the VDS); (v) transportation instructions; and (vi) the mutually agreed unit price of the Product. Each Order shall contain an order number for billing purposes and may include other instructions and terms (provided that such terms do not conflict with this Agreement) as may be appropriate under the circumstances. Supplier shall not rely on written and/or oral statements of Powerwave employees, as Powerwave only places Orders for Products with firm quantities and delivery schedules through a VDS or a discreet Order for Products not contained in the VDS.

(b) Order Confirmation. All Orders shall be confirmed by Supplier within two (2) Business Days of receipt. If Supplier does not accept or reject the Order within the two Business Day period, the Order shall be deemed accepted by Supplier (and Powerwave shall promptly follow up on such Order to ensure receipt). Supplier may not reject an Order that complies with the terms of the Agreement.

4.3 Material Acquisition and Liability.

(a) Overview. The sum of the Material Manufacturing Leadtime, the Material Transit Time, the Product Manufacturing Leadtime and the Product Transit Time is the “Product Leadtime.” The Parties shall mutually agree on the Product Leadtime required for each Product and document the elements of the Product Leadtime in Exhibit A (or in another document mutually agreed by the Parties), and these elements of the Product Leadtime shall be updated and agreed on a quarterly basis at the quarterly business review. On a quarterly basis, Supplier shall present strategies for managing and/or shortening the elements of the Product Leadtime and minimizing each Party’s liability. The Parties will review Exhibit A on a quarterly basis and any mutually agreed changes set forth in writing shall be considered updates to Exhibit A even if the Parties do not adopt a formal amendment to this Agreement.

(b) Material Acquisition. Powerwave hereby authorizes Supplier to purchase Material based on the quantities set forth in the VDS and Purchase Order provided that the Material is ordered in accordance with Material Manufacturing Leadtime and Material Transit Time. This authorization shall extend to the purchase of additional Materials as are reasonably required, taking into account any Supplier minimum order quantities (“MOQ”) and/or standard packaging quantities (“SPQ”). To the extent that Supplier incurs liability for Material in addition to what is required to meet the Product Leadtime under the VDS, Supplier will obtain Powerwave’s prior written consent, which shall not be unreasonably withheld or delayed, before ordering any such Material. Powerwave does not recognize any Material as being non-cancellable/non-returnable (“NCNR”). Supplier agrees that it shall procure Powerwave’s consigned Material, if applicable, i.e. Material owned by Powerwave that is held at one of Supplier’s facilities, prior to purchasing the same Material from any third party, and Supplier shall reimburse Powerwave for such Material via a credit note within thirty (30) Business Days of the date of procurement. Furthermore, Supplier agrees to re-distribute any Supplier-owned, excess Material between its manufacturing facilities to support the manufacture of Powerwave’s Products before acquiring Material from any third party.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.4 Cancellation

(a) Powerwave may modify or cancel deliveries in advance of agreed delivery dates as follows. In the event that Powerwave requests that Supplier postpones a shipment that is within the fixed and firm period, then the parties will mutually agree on a commercially reasonably solution.

Table 4.4

Weeks of notice to Supplier (prior to original delivery date from factory)	Maximum quantity of a specific Product (expressed as a percentage of the quantity of that specific Product in an Order) for which delivery may be delayed	Maximum Upside in Delivery Schedule (Subject to long lead item availability)
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

(b) Cancellation. If Powerwave cancels a Purchase Order and/or reduces the VDS (collectively “Cancellation”), Supplier shall use commercially reasonable mitigation measures and material management techniques to minimize the impact of the Cancellation, including, without limitation, canceling outstanding orders for Material, selling the Material to a third party, returning Material to the Vendor, and using the Material for other customers where feasible. Supplier acknowledges and agrees that it will only commit Material supply liability within the agreed Material Manufacturing Leadtime and Material Transit Time. Supplier shall immediately provide itemized detail of all vendor cancellation charges and the reasons for such charges upon incurring each such charge.

4.5 Excess and Obsolete Material

(a) “Excess Material” means the quantity of Material that Supplier has on hand, which has been ordered, manufactured or acquired, based on VDS and which has been in inventory at Supplier’s manufacturing facility for [*] days and which also has no demand on a going forward basis. The Parties shall meet in good faith as part of the quarterly business review and resolve any Excess Material pursuant to Powerwave’s Excess and Obsolete Material Procedures, which are attached hereto as Exhibit C and incorporated herein by this reference.

(b) “Obsolete Material” means the quantity of Material that Supplier has on hand, which has been ordered, manufactured or acquired, based on preceding VDS which Supplier no longer requires based on Powerwave’s announcement or notification of the following: (i) Formal announcement of End of Life or (ii) a change in specification due to a Manufacturing Change Order (“MCO”) or an Engineering Change Notice (“ECN”). The Parties shall meet in good faith as part of the quarterly business review and resolve any Obsolete Material pursuant to Powerwave’s Excess and Obsolete Material Procedures.

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(c) Supplier will provide Powerwave with written notification on or about the fifteenth (15) Calendar Day of each month of the potential cost of such Excess or Obsolete Materials. At a minimum, the list will contain the following information regarding all Material: Powerwave part number, Manufacturer’s name and part number, purchase price, on hand quantity, on order quantity, “where used”, current demand, reason for potential E&O and MOQ and SPQ per item.

(d) Supplier will provide Powerwave with a written Excess Material and Obsolete Material claim on the 15th day (or nearest following Business Day) of the second month of each calendar quarter. This claim summary will contain the information required by Powerwave in a format specified in Exhibit D, which is attached hereto and incorporated by this reference. Powerwave will evaluate the claim pursuant to the criteria set forth in this Agreement. The parties will work together in good faith in an effort to settle and pay the claim by the end of the quarter in which the claim is submitted.

5.	DELIVERY AND ACCEPTANCE

5.1 Delivery. All Product shipments (including shipments made in accordance with Section 7 (Warranty)) shall be DDU Powerwave’s designated location in the Suzhou logistics park (Incoterms 2000) for shipments inside of China. Title to and risk of loss or damage to the Product shall pass to Powerwave per the applicable Incoterm. Supplier shall mark, pack, package, crate, transport, ship and store Product to ensure (a) delivery of the Product to its ultimate destination in safe condition, (b) compliance with all requirements of the carrier and destination authorities, and (c) compliance with any special instructions of Powerwave. If Supplier in the future relocates its location of manufacture, the Parties shall mutually agree on the applicable shipping terms.

5.2 Delayed Delivery. As used herein, the term “delivery date” means the date on which Supplier delivers the Product to the common carrier in accordance with Section 5.1. Supplier shall use its Commercially Reasonable Efforts to give Powerwave advance notice of any prospective failure to ship Product in time to meet the committed delivery date specified in any Purchase Order or VDS. If Supplier becomes aware of any circumstances that may affect its ability to meet the agreed delivery dates, Supplier shall provide written notice of the potential delivery delay on a weekly basis via the “clean to build” report and with a specific reference in the FLP. Supplier will use its Commercially Reasonable Efforts to meet agreed delivery dates and, in the event the failure to timely deliver the Product, Supplier will bear the cost of any premium freight charges, Material expediting fees, and overtime labor necessarily incurred by Supplier to mitigate the impact on Powerwave of actual or impending late deliveries.

5.3 Liquidated Damages For Delayed Delivery.

5.3.1	With Prior Written Notice. If Powerwave has not granted Supplier with an extension to the delivery date, Powerwave may at its discretion apply liquidated damages calculated on the basis of the price of the delayed Products at the rate of [*] per each commenced week up to a maximum of [*] of the price of the delayed Products.

5.3.2	Without Prior Written Notice. If Supplier fails to notify Powerwave of the delay in accordance with Section 5.3 above, Powerwave may at its discretion require Supplier to pay liquidated damages at the rate of [*] per each full week up to a maximum of [*] of the price of the delayed Products.

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5.4 Acceptance. If Powerwave believes that any shipment of Product has failed the incoming inspection, fails out of the box (dead on arrival, does not power up) or should be rejected because it is a Non-complying Product (as defined below) or does not comply with the applicable warranties as outlined in Section 7, Powerwave will give Supplier written notice, including sufficient details of the failure or rejection. All returned Non-Complying Product shall be returned pursuant to the process set forth in Section 7.2.

6.	CHANGES

6.1 General. Upon providing prior written notice to Supplier, Powerwave reserves the right at any time to make changes within the general scope of this Agreement. Such changes may include, but are not limited to changes in (1) drawings, plans, designs, procedures, (2) Specifications, test specifications or BOMs, (3) methods of packaging and shipment (4) Approved Vendor Lists, (5) the amount of any property or services furnished by Powerwave. All changes shall be requested pursuant to an ECN, MCO or Temporary Deviation (“TD”) and through Powerwave’s Product Documentation Management system. The Parties will agree on the cost impact of any change and the allocation of such cost per Section 6.3 below.

6.2 Supplier may not discontinue the manufacture of any Product nor make any changes that affect the form, fit, function quality, reliability, or interchangeability of any Product nor change the location of manufacture of the Products without the prior written approval of Powerwave’s authorized representative. Supplier shall notify Powerwave of any proposed change to any Product and shall supply a written description of the expected effect of the change, including the effect on price, and any cost savings permitted by the change. In addition, Supplier shall provide Powerwave with sample builds reflecting the change as well as a product evaluation test for the sample builds that includes yield and test results for the sample builds. Powerwave shall approve or disapprove the proposed changes. Supplier may not change or modify the Product without Powerwave’s prior written consent. Information, advice, approvals or inspections given by Powerwave’s technical personnel or other representatives shall be deemed expressions of personal opinions only and shall not affect Powerwave and Supplier’s rights and obligations. Upon approval by Powerwave’s authorized representative, such changes shall be documented and incorporated into the Specification and Product and Process Documentation via an ECN, MCO or TD (collectively herein, a “Change Notice”). In addition Supplier may not change Supplier’s manufacturing site or process without the prior written approval of Powerwave’s authorized representative (such approval shall not be unreasonably withheld or delayed).

6.3 When Supplier receives a Change Notice related to a Product’s BOM, it will provide a detailed response within five (5) Business Days of receipt. When Supplier receives a Change Notice related to a process issue, it will provide a detailed response within three (3) Business Days of receipt. If any such change causes an increase or decrease in the price of Products under this Agreement or in the time required for Supplier’s performance, Supplier shall promptly notify Powerwave and assert its claim for adjustment within ten (10) Business Days after the change is ordered, and the Parties shall meet in good faith to agree upon an equitable adjustment. Powerwave will issue a purchase order upon acceptance of the Change Notice, and pay for all Materials rendered Obsolete or Excess due to any accepted change per Section 4.5. All costs of implementing a Change Notice (including without limitation: premium costs of Materials; Material handling charges; process and tooling charges and evaluation and testing costs) will be the responsibility of Powerwave, except for a Change Notice initiated by Supplier solely to improve its manufacturing processes.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.	WARRANTY

7.1 Supplier Warranty. Supplier warrants that, for a period of [*] from the date of delivery of the Product to Powerwave or its end customer, as applicable: the Product will be (i) free from defects in material and workmanship; (ii) new and unused; (iii) manufactured in accordance and shall conform, in all material respects, to the Specifications; and (iv) free from all liens and encumbrances. The above warranty covers all Material included in the Products. Products shall be considered free from defects in workmanship if they are manufactured in accordance with the latest version of Powerwave’s workmanship and quality process standards, IPC-A-600, IPC-A-610 or IPC-A-620 and successfully complete any mutually agreed product acceptance test. Supplier shall, at its option and at its expense, repair, replace or issue a credit for Product found defective during the warranty period.

7.2 RMA Procedure.

7.2.1 Powerwave will request RMA numbers for Product failures arising in the factory and/or the field. Powerwave shall pay all transportation costs for returns of the Products to Supplier and Supplier shall pay all transportation costs for the shipment of the repaired or replacement Products to Powerwave to its designated location in the Suzhou logistics park. Any repaired or replaced Product shall be warranted as set forth in this Section for a period equal to the greater of (i) the balance of the applicable warranty period relating to such Product or (ii) ninety (90) days after it is received by Powerwave. In the case of replacement, title to the defective Product shall pass to Supplier upon delivery to Supplier.

7.2.2 Supplier shall repair all Products (or replace Products) and ship the repaired/replacement Product within five (5) Business Days from the date on which Supplier receives the defective Product from Powerwave. If Powerwave requests Supplier to repair Powerwave Products that were not manufactured by Supplier, Powerwave will pay for the cost of the repair in accordance with the procedure described in Section 7.2.7 below.

7.2.3 Supplier will provide a daily summary report showing all repairs made during the period. The report will include model number, serial number, completion date of warranty service, description of failure condition, parts required to make repair and other items as requested. If Supplier becomes aware of any quality issues, design or manufacturing defect, other issues, whether Supplier or supplier related, which may impact Supplier’s compliance with the Product Specification then Supplier will promptly notify Powerwave of the nature of such issues and provide the known technical details. Powerwave reserves the right to suspend Product shipments until resolution of the above issue.

7.2.4 The Parties agree to review the status of Product repairs and repair cycles at their quarterly business reviews or more frequently as mutually agreed.

7.2.5 Supplier will plan for materials required for completing repairs based on the historical return rate of each part and the historical material usage to repair those items. These items must be planned for to ensure the five (5) Business Days turnaround time is strictly adhered to.

7.2.6 Supplier will support the use of Powerwave’s or Powerwave’s end customers’ repair tracking and data information systems as it relates to the repairs being completed at the Supplier’s site. Such systems require timely data input regarding repair activities.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.2.7 If Powerwave desires Supplier to do repairs or re-work of Powerwave Products (produced by Powerwave or a third party contract manufacturer), Powerwave will provide Supplier with information relating to the nature of the repair, the quantity of units to be repaired, and the inventory required for the repair so that Supplier may provide a price quotation to Powerwave for the repair work.

7.3 Epidemic Failure. An Epidemic Failure shall be deemed to have been attained when (within the [*] period beginning from the delivery the Product) more than [*] of a particular Product supplied under this Agreement over any consecutive one hundred eighty (180) day period is found to contain a defect attributable to the same root cause. If Powerwave experiences an Epidemic Failure, Powerwave will promptly inform Supplier of the nature of such Epidemic Failure and provide as much detail regarding the Epidemic Failure as is known. The Parties shall meet to discuss the Epidemic Failure as soon as possible. If the Epidemic Failure results from a defect for which Supplier is responsible under Section 7.1 (Warranty), then, Supplier shall indemnify and hold Powerwave harmless from any actual costs incurred as a result of the Epidemic Defect including the cost to repair and/or replace the defective Products, the cost to de-install and re-install the Products in the field, and the cost of any related shipping expenses.

7.4 This warranty does not include any Products that were not manufactured by Supplier or any Products that have defects or failures resulting from (a) Powerwave’s design of Products; (b) accident, disaster, neglect, abuse, misuse, improper handling, testing, storage or installation; or (c) alterations, modifications or repairs by Powerwave or third parties to the extent such modification was the cause of the failure or defect.

7.5 Non-warrantable issues. Supplier will support the non-warranty repair of products for Powerwave for 10 years from date of sale. The Parties shall cooperate in good faith to find the cause of such defects and take remedial measures. A flat fee labor price per part number will be determined for non-warranty repairs completed by Supplier. Supplier will provide a monthly summary of non-warranty repairs to be paid by Powerwave, including but not limited to, part number, serial number, and any materials used.

8.	POWERWAVE FURNISHED EQUIPMENT AND COMPONENTS

8.1 Powerwave-Furnished Items. Powerwave shall provide Supplier with the Product design and related specifications, and applicable regulatory requirements, and may in the future provide Supplier with equipment, tooling, Material (collectively the “Powerwave-Furnished Items”). Powerwave hereby represents and warrants that the Powerwave-Furnished Items, including any Material sold by Powerwave to Supplier, meet Powerwave’s current quality standards, are or will be fit for their intended purposes, meet all applicable regulatory requirements, and will be delivered to Supplier in a timely manner. Documentation (including BOM’s, drawings and artwork) shall be current and complete.

8.2 Care of Powerwave-Furnished Items. In case Powerwave supplies Powerwave-Furnished Items in the future that are necessary for Supplier to manufacture additional or new Products, all Powerwave-Furnished Items shall remain the property of Powerwave. Supplier shall clearly identify all Powerwave-Furnished Items by an appropriate tag and shall utilize such Powerwave-Furnished Items solely in connection with the manufacture of Powerwave’s Product. The Powerwave Furnished Items may not be used to manufacture products for third parties. Supplier shall not make or allow modifications to be made to the Powerwave-Furnished Items without Powerwave’s prior written consent. Supplier shall be responsible for reasonable diligence and care in the use and protection of any Powerwave-Furnished Items and routine maintenance of any Powerwave-Furnished equipment. All Powerwave-Furnished Items shall be returned to Powerwave at Powerwave’s expense upon request.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.3 Powerwave-Furnished Material. Powerwave-Furnished Material shall be handled in accordance with industry standards and shall be kept and maintained in good operating condition, ordinary wear and tear excepted. If Powerwave makes Material available to Supplier and responds to Supplier’s requests for information concerning the Material in a timely fashion, Supplier shall use its Commercially Reasonable Efforts to purchase Powerwave’s Material before purchasing similar Material from third party vendors. The Material shall be sold at its current market price, unless Powerwave paid a different price for the Material. In such case, the Material will be sold at the price paid by Powerwave, and Supplier may include such price in the pricing for the applicable Products.

9.	INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1 Supplier’s Indemnification. Supplier shall indemnify, defend, and hold Powerwave and Powerwave’s affiliates, shareholders, directors, officers, employees, contractors, agents and other representatives (the “Powerwave-Indemnified Parties”) harmless from all third party demands, claims, actions, causes of action, proceedings, suits, assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including fees and disbursements of counsel) of every kind (each a “Claim,” and, collectively “Claims”) (i) based upon personal injury or death or injury to property to the extent any of the foregoing is proximately caused by the negligent or willful acts or omissions of Supplier or its officers, employees, subcontractors or agents and/or (ii) arising from or relating to any actual or alleged infringement or misappropriation of any patent, trademark, mask work, copyright, trade secret or any actual or alleged violation of any other intellectual property rights arising from or in connection with Supplier’s manufacturing processes.

9.2 Powerwave’s Indemnification. Powerwave shall indemnify, defend, and hold Supplier and Supplier’s affiliates, shareholders, directors, officers, employees, contractors, agents and other representatives (the “Supplier-Indemnified Parties”) harmless from all third party Claims (i) based upon personal injury or death or injury to property to the extent any of the foregoing is proximately caused by the negligent or willful acts or omissions of Powerwave or its officers, employees, subcontractors or agents and/or (ii) arising from or relating to any actual or alleged infringement or misappropriation of any patent, trademark, mask work, copyright, trade secret or any actual or alleged violation of any other intellectual property rights arising from or in connection with any written Specifications for the Product supplied by Powerwave.

9.3 Procedure. A Party entitled to indemnification pursuant to this Section (the “Indemnitee”) shall promptly notify the other Party (the “Indemnitor”) in writing of any Claims covered by this indemnity. Promptly after receipt of such notice, the Indemnitor shall assume the defense of such Claim with counsel reasonably satisfactory to the Indemnitee. Indemnitee shall provide Indemnitor with reasonable assistance in the defense of the Claim. If the Indemnitor fails, within a reasonable time after receipt of such notice, to assume the defense with counsel reasonably satisfactory to the Indemnitee or, if in the reasonable judgment of the Indemnitee, a direct or indirect conflict of interest exists between the Parties with respect to the Claim, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such Claim for the account and at the expense of the Indemnitor. Notwithstanding the foregoing, if the Indemnitee in its sole judgment so elects, the Indemnitee may also participate in the defense of such action by employing counsel at its expense, without waiving the Indemnitor’s obligation to indemnify and defend. The Indemnitor shall not compromise any Claim (or portions thereof) or consent to the entry of any judgment without an unconditional release of all liability of the Indemnitee as to each claimant or plaintiff.

9.4 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES, OR ANY DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE, DATA

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OR PROFITS, EVEN IF SUCH OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FOR THE PURPOSE OF THIS SECTION, LOST PROFITS SHALL BE CONSIDERED CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL EITHER PARTY’S LIABILITY FOR ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT EXCEED THE TOTAL AMOUNT PAID BY POWERWAVE DURING THE TERM OF THE AGREEMENT. Notwithstanding the foregoing, the caps set forth herein shall not apply to limit (i) a Party’s obligation to indemnify the other Party against any third party Claim for personal injury or property damage, (ii) actual damages required to be paid to any third party as a result of any infringement claim, or (iii) any Epidemic Defect claim by Powerwave under this Agreement. THE LIMITATION SET FORTH IN THIS SECTION SHALL APPLY WHERE THE DAMAGES ARISE OUT OF OR RELATE TO THIS AGREEMENT.

10.	TERMINATION

10.1 Termination for Cause. Subject to Section 10.4, either Party may terminate this Agreement or an Order hereunder for default if the other Party materially breaches this Agreement; provided, however, no termination right shall accrue until thirty (30) days after the defaulting Party is notified in writing of the material breach and has failed to cure or give adequate assurances of performance within the thirty (30) day period after notice of material breach.

10.2 Termination by Operation of Law. Subject to Section 10.4, this Agreement shall immediately and automatically terminate should either Party (a) become insolvent; (b) enter into or file a petition, arraignment or proceeding seeking an order for relief under the bankruptcy laws of its respective jurisdiction; (c) enter into a receivership of any of its assets or (d) enter into a dissolution or liquidation of its assets or an assignment for the benefit of its creditors.

10.3 Termination without Cause. Subject to Section 10.4, Powerwave may terminate this Agreement without cause at any time upon providing sixty (60) days’ prior written notice to Supplier.

10.4 Orderly Wind Down. Upon any termination, the Parties will use Commercially Reasonable Efforts to cooperate in the orderly wind down of operations of Powerwave, taking into account Powerwave’s need to avoid interruption of supply. Upon termination of this Agreement, Powerwave shall pay Supplier, termination charges up through the effective date of termination in an amount equal to Powerwave’s liability under Section 4 hereof, subject to any offsets based upon a termination due to Supplier’s breach. Upon termination of this Agreement, Supplier agrees to meet in good faith with Powerwave to create and execute a transition plan which will include: (i) a transfer of all Materials to Powerwave at a price equal to the purchase price of the Materials less Supplier’s markup; (ii) a transfer of all tooling and equipment bought specifically for Powerwave’s Product at a price equal to the purchase price of the equipment/tooling, less depreciation; and (iii) transfer of all Powerwave’s Furnished Items; (iv) a schedule to complete the remaining Orders; and (v) a transfer of any Products at an agreed upon price; (vi) any other items to be agreed upon between the Parties. Supplier shall also provide Powerwave with access to any relevant designs and other documentation concerning the Products. Subject to Supplier’s confidentiality obligations and security requirements, Powerwave may audit Supplier during the winding down of operations.

11.	QUALITY

11.1 Specifications. Product shall be manufactured by Supplier in accordance with the Specifications, as modified via written ECO’s or a TD in accordance with this Agreement. Neither Party shall make any change to the Specifications, to any Material described therein, or to the Products (including, without limitation, changes in form, fit, function, design or appearance of the Products or changes which would affect the reliability of any of the Products) unless such change is made in accordance with Section 6.1.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

11.2 Content of Specifications. The Specifications shall include, but shall not be limited to (i) detailed electrical, mechanical, performance and appearance specifications for each model of Product, (ii) the BOM; (iii) tooling specifications, along with a detailed description of the operation thereof, (iv) art work drawings, (v) Material specifications, (vi) Vendor cross references.

11.3 Material. Supplier shall use in its production of Products such Material of a type, quality, and grade specified by Powerwave to the extent Powerwave chooses to so specify, and shall purchase Material only from Vendors appearing on Powerwave’s approved vendor list (“AVL”); provided, however, that in the event Supplier cannot purchase a Material from a Vendor on Powerwave’s AVL for any reason, Supplier shall be able to purchase such Material from an alternate Vendor, subject to Powerwave’s prior written approval via a TD or an ECO, which approval shall not be unreasonably withheld, conditioned or delayed. Supplier shall use Commercially Reasonable Efforts to manage all Vendors.

11.4 Quality Specifications. Supplier shall comply with the quality specifications set forth in its Quality Manual, which meets the requirements of ISO 9000 and is incorporated by reference herein, a copy of which is available from Supplier upon request. The parties shall discuss the possibility of Supplier becoming TL 9000 certified and shall mutually agree on a time frame for such certification.

11.5 Quality Target.

11.5.1 Powerwave’s quality target is to accept only Products fully conforming to the Specifications. Supplier shall provide a formal Quality Plan for each Product that includes manufacturing process and capability metrics, product certification, in process and final test procedures, data collection, data reporting and quality control procedures for the manufacturing process that could be used to accept/reject Products. Quality plans must be agreed to prior to initial production shipments.

11.5.2 Supplier shall manufacture the Products to the Product and Process Documentation and quality control standards established by Powerwave and mutually agreed to by Supplier and Powerwave. Supplier shall inspect all Products prior to shipment to Powerwave to determine whether such Products meet the agreed upon process controls, test yields, end-of-line audits and out-of-box audits. Inspections will be held according to the following documents in order of precedence:

11.5.2.1.1	Powerwave Source Control Drawing

11.5.2.1.2	Powerwave Fabrication Drawing

11.5.2.1.3	Supplier Generated Special Drawing

11.5.3 Supplier shall keep and maintain manufacturing process inspection and test records for the manufacture of Powerwave’s Products, which shall be available for inspection for Powerwave and allow copies to be made and extracts to be taken and shall furnish any information which may be reasonably required by Powerwave with respect thereto.

11.6 Inspection of Facility. Powerwave reserves the right during regular business hours and following reasonable advance notice to Supplier and subject to Powerwave’s confidentiality obligations, to inspect Supplier’s facilities or quality control procedures and perform reasonable source verifications and quality assurance audits, both prior to the first delivery of Products and periodically thereafter, in order to verify compliance with the Specifications and

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Product and Process Documentation. Any such inspections or audits shall not relieve Supplier of its obligation to deliver conforming Product in accordance with specified delivery dates. Supplier agrees to provide suitable office space within Supplier’s manufacturing facility with telephone and IT network capabilities for the individuals performing the inspections or audits. Powerwave and its representatives shall observe all security and handling measures of Supplier while on Supplier’s premises.

11.7 Out of Box Audits. Powerwave may also perform specific incoming inspection and out-of-box audits at its facilities to determine whether the Products meet the Specifications. Such inspections shall be completed by Powerwave within thirty (30) days after delivery of Product to Powerwave. It is expressly agreed that inspections and/or payments prior to delivery will not constitute final acceptance. If the Products delivered do not meet the Specifications, then Powerwave shall have the rights as specified in Section 7.

11.8 Disaster Recovery Plan. Upon Powerwave’s request, Supplier shall provide to Powerwave a disaster recovery plan or disaster recovery procedures for any relevant Supplier facility for which a plan exists (“Recovery Plan”). The Recovery Plan will the actions Supplier shall take to resume production of the Products as soon as possible after damage or destruction of Supplier’s factory or other facilities or machinery, personnel, software, documentation and/or supply management. Such events include without limitation, fire, flood, power shortage, earthquake or other events of force majeure. The Recovery Plan shall also include alternative processes for resuming production of the Products by opening an alternative facility or setting up the necessary equipment and assembly lines in an existing factory of Supplier.

12.	FORCE MAJEURE

12.1 Force Majeure Event. For purposes of this Agreement, a “Force Majeure Event” shall mean the occurrence of unforeseen circumstances beyond a Party’s control and without such Party’s negligence or intentional misconduct, including, but not limited to, any act by any governmental authority, act of war, natural disaster, strike, boycott, embargo, shortage, riot, lockout, labor dispute, and civil commotion

12.2 Notice of Force Majeure Event. Neither Party shall be responsible for any failure to perform due to a Force Majeure Event provided that such Party gives notice to the other Party of the Force Majeure Event as soon as reasonably practicable, but not later than five (5) days after the date on which such Party knew or should reasonably have known of the commencement of the Force Majeure Event, specifying the nature and particulars thereof and the expected duration thereof; provided, however, that the failure of a Party to give notice of a Force Majeure Event shall not prevent such Party from relying on this Section except to the extent that the other Party has been prejudiced thereby.

12.3 Termination of Force Majeure Event. The Party claiming a Force Majeure Event shall use Commercially Reasonable Efforts to mitigate the effect of any such Force Majeure Event and to cooperate to develop and implement a plan of remedial and reasonable alternative measures to remove the Force Majeure Event; provided, however, that neither Party shall be required under this provision to settle any strike or other labor dispute on terms it considers to be unfavorable to it. Upon the cessation of the Force Majeure Event, the Party affected thereby shall immediately notify the other Party of such fact, and use its Commercially Reasonable Efforts to resume normal performance of its obligations under the Agreement as soon as possible.

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12.4 Limitations. Notwithstanding that a Force Majeure Event otherwise exists, the provisions of this Section shall not excuse (i) any obligation of either Party, including the obligation to pay money in a timely manner for Product actually delivered or other liabilities actually incurred, that arose before the occurrence of the Force Majeure Event causing the suspension of performance; or (ii) any late delivery of Product, equipment, materials, supplies, tools, or other items caused solely by negligent acts or omissions on the part of such Party.

12.5 Termination for Convenience. In the event a Party fails to perform any of its obligations for reasons defined in this Section 12 for a cumulative period of thirty (30) days or more from the date of such Party’s notification to the other Party then the other Party at its option may extend the corresponding delivery period for the length of the delay. In the event of a termination of the Agreement under this Section 12.5, the Parties agree to work together in good faith in order to orderly wind down the business relationship pursuant to Section 10.

13.	CONFIDENTIALITY AND NON-SOLICITATION OF EMPLOYEES

13.1 Definitions. For the purpose of this Agreement:

(a) “Confidential Information” means information (in any form or media) regarding a Party’s customers, products, prospective customers (including lists of customers and prospective customers), methods of operation, engineering methods and processes (include any information which may be obtained by a Party by reverse engineering, decompiling or examining any software or hardware provided by the other Party under this Agreement), programs and databases, patents and designs, billing rates, billing procedures, vendors and suppliers, business methods, finances, management, or any other business information relating to such Party (whether constituting a trade secret or proprietary or otherwise) which has value to such Party and is treated by such Party as being confidential; provided, however, that Confidential Information does not include information that (i) is known to the other Party prior to receipt from the Disclosing Party hereunder, which knowledge shall be evidenced by written records, (ii) is independently developed as evidenced by written records, (iii) is or becomes in the public domain through no breach of this Agreement, or (iv) is received from a third party without breach of any obligation of confidentiality.

(b) “Person” shall mean and include any individual, partnership, association, corporation, trust, unincorporated organization, limited liability company or any other business entity or enterprise.

(c) “Representative” shall mean a Party’s employees, agents, or representatives, including, without limitation, financial advisors, lawyers, accountants, experts, and consultants.

13.2 Nondisclosure Covenants.

(a) In connection with this Agreement, each Party (the “Disclosing Party”) may furnish to the other Party (the “Receiving Party”) or its Representatives certain Confidential Information. For a period of three (3) years from the date of the last disclosure under this Agreement, the Receiving Party (a) shall maintain as confidential all Confidential Information disclosed to it by the Disclosing Party, (b) shall not, directly or indirectly, disclose any such Confidential Information to any Person other than (i) those Representatives of the Receiving Party whose duties justify the need to know such Confidential Information and then only after each Representative has agreed to be bound by this Confidentiality Agreement and clearly understands his or her obligation to protect the confidentiality of such Confidential

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Information and to restrict the use of such Confidential Information or (ii) if Supplier is the Receiving Party, a third party Vendor for the purpose of obtaining price quotations and (c) shall treat such Confidential Information with the same degree of care as it treats its own Confidential Information (but in no case with less than a reasonable degree of care).

(b) The disclosure of any Confidential Information is solely for the purpose of enabling each Party to perform under this Agreement, and the Receiving Party shall not use any Confidential Information disclosed by the Disclosing Party for any other purpose.

(c) Except as otherwise set forth in this Agreement, all Confidential Information supplied by the Disclosing Party shall remain the property of the Disclosing Party, and will be promptly returned by the Receiving Party upon receipt of written request therefore.

(d) If the Receiving Party or its Representative is requested or becomes legally compelled to disclose any of the Confidential Information, it will provide the Disclosing Party with prompt written notice. If a protective order or other remedy is not obtained, then only that part of the Confidential Information that is legally required to be furnished will be furnished, and Commercially Reasonable Efforts will be made to obtain reliable assurances of confidentiality.

13.3 Non-Solicitation of Employees. Except for the employee transfer arrangement pursuant to Section 5.11 of the Asset Purchase Agreement between Supplier and Filtronic (Suzhou) Telecommunication Products Co. Ltd., an affiliate of Powerwave, during the term of this Agreement and for a period of one (1) year thereafter, neither Party shall directly or indirectly solicit, recruit or hire (or attempt to solicit, recruit or hire) any of the other Party’s employees; provided, however, that this shall not prohibit a Party from (a) advertising for open positions provided that such advertisements are not targeted solely at the employees of the other Party; (b) or employing any individual who initiates contact with such Party on his or her own initiative, whether in response to an advertisement or otherwise.

13.4 Injunctive Relief Authorized. Any material breach of this Section by a Party or its Representatives may cause irreparable injury and the non-breaching Party may be entitled to equitable relief, including injunctive relief and specific performance, in the event of a breach. The above will not be construed to limit the remedies available to a Party. In addition, the prevailing Party will be entitled to be reimbursed for all of its reasonable attorneys’ fees and expenses at all levels of proceedings and for investigations, from the non-prevailing Party.

13.5 No Publicity. Each Party agrees not to publicize or disclose the existence or terms of this Agreement to any third Party without the prior consent of the other Party except as required by law (in which case, the Party seeking to disclose the information shall give reasonable notice to the other Party of its intent to make such a disclosure). Neither Party shall make any press release or similar public statement without the prior consent of the other Party.

14.	INSURANCE

As long as available in China, Supplier agrees to maintain during the term of this Agreement (a) workers’ compensation insurance as prescribed by applicable law; (b) commercial automobile liability insurance if the use of motor vehicles is required, with limits of at least $1,000,000 for bodily injury and property damage for each occurrence; (c) commercial general liability insurance, including blanket contractual liability and broad form property damage, with limits of at least $5,000,000 combined single limit for personal injury and property damage for each occurrence; and (d) commercial general liability insurance endorsed to include products liability and completed operations coverage in the amount of $1,000,000 for each occurrence. The coverage territory of

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any policies carried by Supplier under this Agreement should be worldwide and coverage shall only be placed with insurers with a minimum A.M. Best rating of A-/VII in the most recent edition of A.M. Best. All insurance coverage carried under this Agreement by Supplier shall be primary and non-contributory with respect to any coverage carried by Powerwave. Concurrent with the execution of this Agreement, Supplier shall furnish to Powerwave certificates or evidence of the foregoing insurance indicating the amount and nature of such coverage and the expiration date of each policy. In addition, Powerwave, its directors, officers, employees and agents shall be named by endorsement as an additional insured on Supplier’s Commercial General Liability policy. Each Party agrees that it, its insurer(s) and anyone claiming by, through, under or in its behalf shall have no claim, right of action or right of subrogation against the other Party and the other Party’s affiliates, directors, officers, employees and customers based on any loss or liability insured against under the insurance required by this Agreement. If the insurance described above is not available in China, the Supplier will maintain insurance that is customary in China for a manufacturing company.

15.	IT SYSTEMS SUPPORT

Supplier agrees to facilitate the communication and system logic links of specific IT functions and data bases with Powerwave systems including but not limited to quality and shop floor control systems, documentation and ECO control systems, advanced shipping notices and inventory and order management systems. Supplier will conform to information technology standard industry practices to ensure the security of intellectual property both residing at Supplier and communicated externally to/from Powerwave. Supplier and Powerwave will jointly develop web based systems to improve communications.

16.	INTELLECTUAL PROPERTY RIGHTS

16.1 No Products furnished under this Agreement or consigned tools, consigned materials, consigned equipment, or equipment or tools designed by Powerwave, plans, designs, or specifications for producing the same, shall be duplicated or furnished to others or used to produce products for others without the prior written consent of Powerwave. Supplier shall take appropriate measures to protect Powerwave proprietary rights in the Products, component parts and designs, as well as Powerwave intellectual property relating to the Products including the following: (1) restricting access to the portion of Supplier’s facility used for manufacturing Powerwave Products to only Supplier’s employees on a need to know basis or need to perform basis or involved in the manufacture, assembly and testing of the Products or when specifically approved by Powerwave; and (2) treating all proprietary information of Powerwave with the same degree of care it uses to protect the confidentiality of its own information, which shall not be less than reasonable care. Supplier shall not use or disclose any Powerwave intellectual property except in furtherance of the manufacturing the Product in accordance with the terms of this Agreement. In the event that Supplier learns any new manufacturing processes or methods from Powerwave during the term of this Agreement (regardless of how such information is disclosed), such information shall be considered the Confidential Information and Proprietary Information of Powerwave. Should Supplier document any of Powerwave’s Proprietary Information, Supplier shall immediately provide such documentation to Powerwave. Supplier shall not share such Proprietary Information with any third party, and it shall not use any of Powerwave’s Proprietary Information in any work that it performs for a third party. Supplier shall provide secure facilities and segregate Powerwave’s Products from Powerwave’s competitor’s products within the facility. Supplier shall also restrict access to the segregated area through card key access or other such security procedures that prevent unauthorized individuals from entering the work area and keep entry-exit logs. Upon Powerwave’s request, the Parties shall meet in good faith to jointly define any additional security measures that may be required in order to properly secure any area where Powerwave’s Products are manufactured. Any manufacturing process technology improvements

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developed by Supplier exclusively for Powerwave’s Products and at the expense of Powerwave may not be used to manufacture products for a competitor of Powerwave at any Supplier facility without the prior written consent of Powerwave.

16.2 All existing IP owned by or licensed to Powerwave will continue to be owned by Powerwave. Supplier is licensed to use such of the Powerwave IP as may be necessary only for the limited purpose of performing its obligations under this Agreement. No ownership rights are granted to Supplier and Supplier’s permissible use of Powerwave’s IP is as stated in this Agreement. With respect to any IP licensed to Powerwave by third parties and included in the license to Supplier described in the prior sentence, Powerwave warrants that such license is in good standing and includes all necessary rights of sub-licensing. All existing IP of Supplier will continue to be owned by Supplier and all IP arising in the course of Supplier’s performance of this Agreement relating to Supplier’s manufacturing know-how, manufacturing process and/or manufacturing consulting services will be owned by Supplier other than IP solely and uniquely related to the Products which shall be owned by Powerwave. With respect to any IP licensed to Supplier by third parties, Supplier warrants that such license is in good standing and includes all necessary rights to permit Supplier to perform its obligations under this Agreement. Nothing contained herein will be deemed to grant to Powerwave either directly or by implication, estoppel or otherwise, any license or other right under any patents, patent applications, or non-patent rights owned by or licensed to Supplier or its affiliates. Nothing contained herein will be deemed to grant to Supplier either directly or by implication, estoppel or otherwise, any license or other right under any patents, patent applications, or non-patent rights owned by or licensed to Powerwave or its affiliates, except those granted under the License and Manufacturing Agreement to be executed by the Parties as necessary for the limited purpose of performing its obligations under this Agreement. Supplier and Powerwave may not use any IP of the other Party for any other purpose.

17.	MISCELLANEOUS

17.1 Integration Clause. This Agreement (including the Exhibits and Schedules to this Agreement) constitutes the entire agreement of the Parties, superseding all previous Agreements covering the subject matter. This Agreement shall not be changed or modified except by written agreement, specifically amending, modifying and changing this Agreement, signed by Supplier and an authorized representative of the Powerwave.

17.2 Order of Precedence. All quotations, Orders, acknowledgments and invoices issued pursuant to this Agreement are issued for convenience of the Parties only and shall be subject to the provisions of this Agreement and the Exhibits hereto. When interpreting this Agreement, precedence shall be given to the respective parts in the following descending order: (a) this Agreement; (b) Schedules and Exhibits to this Agreement; and (c) those portions of the Order, VDS and Purchase Order that are not pre-printed and which are accepted by Supplier. The Parties acknowledge that the preprinted provisions on the reverse side of any such quotation, Order, VDS, Purchase Order, acknowledgment or invoice shall be deemed deleted and of no effect whatsoever. Subject to Section 2.1, no modification to this Agreement, the Exhibits or any Order, VDS or Purchase Order shall be valid without the prior written consent of the authorized signatories of Supplier and Powerwave.

17.3 Assignment. Neither this Agreement nor any rights or obligations hereunder shall be transferred or assigned by either Party without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed. This Agreement may be assigned in whole or in part by either Party to (a) any Affiliate of such Party provided that such Party remains secondarily liable under this Agreement and/or (b) any third party that acquires all or substantially all of such Party’s assets provided that the acquirer is (i) not a competitor to the other Party and (ii) has sufficient creditworthiness to meet such Party’s obligations hereunder.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

17.4 Notices. Wherever one Party is required or permitted or required to give written notice to the other under this Agreement, such notice will be given by hand, by certified U.S. mail, return receipt requested, by overnight courier, or by fax and addressed as follows:

If to Powerwave:	with a copy to:
Powerwave Technologies, Inc.	Powerwave Technologies, Inc.
1801 East St. Andrew Place	1801 East St. Andrew Place
Santa Ana, California 92705	Santa Ana, California 92705
Attn: Chief Procurement Officer	Attn: Chief Financial Officer
Phone: +49 (172) 722.2608	Phone: (714) 466-1000
Fax (714) 466-5801

If to Supplier:	with a copy to:

Supplier	Supplier

Attn:	Attn:
Phone:	Phone:
Fax:	Fax:

All such notices shall be effective upon receipt. Either Party may designate a different notice address from time to time upon giving ten (10) days’ prior written notice thereof to the other Party.

17.5 Disputes/Choice of Law/Attorneys Fees. The Parties shall attempt to resolve any disputes between them arising out of this Agreement through good faith negotiations. Any dispute, controversy or claim arising out of this Agreement, or the breach, termination or invalidity thereof, that cannot be settled through the consultation of Parties shall be settled by arbitration which shall be conducted in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law (“UNCITRAL”) in effect at the time of applying for arbitration. The appointing authority shall be the Hong Kong International Arbitration Centre (HKIAC) and the place of arbitration shall be Hong Kong at the HKIAC. There shall be only one arbitrator. The language to be used in the arbitration proceedings shall be English. The arbitral award is final and binding upon both parties This Agreement shall be construed in accordance with the substantive laws of the State of California (excluding its conflicts of laws principles). The provisions of the United Nations Conventions on Contracts for the International Sale of Goods shall not apply to this Agreement. The prevailing Party shall be entitled to recover its costs and reasonable attorney’s fees from the non-prevailing Party in any action brought to enforce this Agreement.

17.6 Compliance with Law. Each party’s performance under this Agreement will comply with all applicable laws and regulations, including all applicable import laws, rules and regulations. Specifically, each party agrees not to make any payment or gift to government officials or employees in violation of local laws or the United States Foreign Corrupt Practices Act.

17.7 Powerwave and Supplier shall, using their best efforts, comply with all applicable export laws and regulations (including U.S. export laws and regulations) in connection with the Products and technology, and each party agrees that, it will obtain all necessary licenses or approvals from the U.S. Government prior to the: (i) transfer, export or re-export, directly or indirectly, of any Products or technical data or any direct product of that technical data (including Confidential Information), or (ii) disclosure of any technical data (including Confidential Information) acquired from the other party to any Third Country National, which shall mean any person or company who is a citizen or permanent resident of any country that is subject to U.S. economic sanctions or that is subject to restrictions under the U.S. Export Administration

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Regulations. Supplier will obtain Powerwave’s written consent for any re-export or re-transfer of Products and technical data, as well as for any disclosure of technical data to a Third Country National. Under no circumstances may Supplier export or re-export any Products or technical data to countries, persons, or entities that are subject to U.S. economic sanctions or that are subject to restrictions under the U.S. Export Administration Regulations. Countries subject to broad economic sanctions currently include Cuba, Iran, North Korea, Sudan and Syria.

17.8 If Products are supplied by Supplier in support of a U.S. Government contract there are certain clauses that are required to be passed through to Supplier. Supplier agrees that upon the request of Powerwave it will negotiate in good faith with Powerwave relative to amendments to this Agreement to incorporate additional provisions herein or to change provisions hereof, as Powerwave may reasonably deem necessary in order to comply with the provisions of the applicable U.S. Government prime contract or with the provisions of amendments to such prime contract.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date, by their officers, duly authorized.

	Shenzhen Tatfook Technology Co., Ltd.		Powerwave Technologies, Inc.

By:	/s/ Linda Xu	By:	/s/ Marvin MaGee
	Signature		Signature

	Linda Xu		Marvin MaGee
	Typed Name		Typed Name

	Vice President		Chief Operating Officer
	Title		Title

	April 24, 2012		April 24, 2012
	Date		Date

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

INDEX

1.   TERM

2.   PRICING

3.   PAYMENT TERMS

4.   PURCHASE ORDERS/FORECAST/RESCHEDULE

5.   DELIVERY AND ACCEPTANCE

6.   CHANGES

7.   WARRANTY

8.   POWERWAVE FURNISHED EQUIPMENT AND COMPONENTS

9.   INDEMNIFICATION AND LIMITATION OF LIABILITY

10. TERMINATION

11. QUALITY

12. FORCE MAJEURE

13. CONFIDENTIALITY AND NON-SOLICITATION OF EMPLOYEES

14. INSURANCE

15. IT SYSTEMS SUPPORT

16. INTELLECTUAL PROPERTY RIGHTS

17. MISCELLANEOUS

EXHIBITS

a.	PRICING FOR PRODUCTS
B.	PRICING REVIEW PROCESS
C.	POWERWAVE EXCESS AND OBSOLETE MATERIAL PROCESS
D.	E&O CLAIM TEMPLATE
E.	POWERWAVE FURNISHED EQUIPMENT, COMPONENTS AND DOCUMENTATION
F.	FLOW DOWN PROVISIONS

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT A

PRICING

The price for Box Build Products during the Transition Period is Powerwave’s existing bill of material cost [*].

Products:

The Box Build Products currently being manufactured in Powerwave’s manufacturing facility in Suzhou China.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT B

PRICING REVIEW PROCESS

Prior to the end of the Transition Period, the parties will conduct a meeting during which the parties will mutually agree upon a cost reduction roadmap for the year following the Transition Period, which is organized by product categories. The cost reduction roadmap shall include a timeframe goal for the achievement of cost reductions and shall also include consideration of new technology, existing inventory, Product approval procedures and special discounts on special projects. Four weeks prior to the end of a quarter, the Parties will meet to discuss their progress towards the goals set forth in the cost reduction roadmap. This process shall be repeated on on an annual basis.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT C

POWERWAVE EXCESS AND OBSOLETE MATERIAL PROCESS

Excess & Obsolete Inventory Management Process – CM Reporting Process

Powerwave
PO's/Forecast
3
Contract Manufacturers
SCM Execution
E&O Generation
On-Order E&O
PO Amendment
YES
Vendor
On-Hand E&O
Cancel/Reschedule Request
NO
CM Internal Redistribution
Analysis
CONTRACT MANUFACTURER TO PROVIDE E&O LIABILITY JUSTIFICATION DATA
For Requirements See :
3a
Liability Justification
NO
ESCALATIONS By CM
NO
If Powerwave "owned" Vendor
Weekly Report
NO
Powerwave Comm. Mgt.
YES
Analysis
Powerwave

1

Powerwave

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Excess & Obsolete Inventory Management Process – CM E&O Claim Justification Data

3a

CONTRACT MANUFACTURER TO PROVIDE E&O LIABILITY JUSTIFICATION DATA

Component Demand Data

1. Waterfall Forecast Demand by Product/Assembly/Component (Qty of components per x Assembly Qty at date of claim)

Purchasing Data

1. Last received Date
2. Qty Received
3. Vendor name
4. PO No.
5. PO Placement Date
6. Manufacturer's Part No.
7. Vendor Lead-Time
8. Vendor Terms
9. Last Consigned Pull
10. Qty OH at PO placement
11. Qty Demand at PO placement

Audit Data

1. Physical Count Qty
2. Packaging
3. Date Code
4. Mfg Part No.
5. Rev Level

CLAIM TEMPLATE

Base System Data

1. CM Part No.
2. Powerwave Part No.
3. Part Description
4. Unique/Common Coding
5. Material Type
6. Used-On Assembly No.
7. Used-On Product/Model No.
8. Qty per Assembly
9. ABC Class
10. Safety Stock Qty.
11. Nettable Qty Total
12. Non-Nettable Qty Total
13. Total Qty
14. Unit Cost
15. MOQ
16. Vendor Lead-Time
17. Transit Lead-Time
18. Mfg Process Lead-Time

Due Diligence Data

1. CM Internal Re-distribution
2. Re-distribution Results.
3. Evidence of prioritized Powerwave consigned usage.
4. Return to Vendor attempt Results.

Vendor PO's

1. Initial Vendor Cancel contact date.
2. Vendor response.
3. CM Escalation process results.

Assembly/Product Demand Data

1. Waterfall Forecast by Model by Week. (Aging for complete Claim Period)

Claim Summary Data

1. Qty Claimed
2. Value Claimed (Unit price x Qty)
3. Reason Comments

NOTES: -
1. SUB-SET OF DATA MAY BE PROVIDED WEEKLY
2. ALL DATA TO BE AVAILABLE FOR FORMAL CLAIM
3. TIMETABLE OF CLAIM EVENTS TO BE AGREED AND DOCUMENTED

Powerwave

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT D

E&O CLAIMS TEMPLATE

CLAIM DATE 3/1/2010
					INVENTORY DATA				CLAIM DATA			DEMAND DATA
Component Part No.	Powerwave Part No.	Description	Used-On Assmbly No.	Cost Each $	Total Qty (incl Buffer)	Buffer Qty	Audited Qty	Powerwave consigned Qty	Claim Qty	Claim $	Claim Reason	Total Current Demand Qty	Current Demand (Assy No., Qty per Assy, Total Demand)	Total Demand Qty when PO placed	Demand when PO placed (Assy No., Qty per Assy, Total Demand)
A12345678	P12345678	Housing	1234ABC	$120.50	205	50	200	0	180	$21,690.00	MOQ	20	1234ABC(1per) : 20 Demand	310	1234ABC(1per) : 310 Demand
S3333454	S3333454	Transistor	1234ABC XYZ9999	$0.52	5399	500	5399	0	5859	$3,067.19	Demand Change	540	1234ABC(12per) : 240 Demand XYZ9999(5per) 300 Demand	5220	1234ABC(12per) : 4920 Demand XYZ9999(5per) 300 Demand
ww44445	ww44445	Cable	XYZ9999	$153.00	145	20	85	300	85	$13,005.00	Demand Change	60	XYZ9999(1per) 60 Demand	190	XYZ9999(1per) 190 Demand

SUPPLY DATA
On-Order Qty	Last Consigned Pull Date	Last Consigned Pull Qty	Last Vendor PO Receipt	Qty Received	Vendor	Powerwave Sourced (Y)	PO No.	PO placed date	Manuf. Part No.	Supply LeadTime Weeks (7 days)	Std Pack Qty	MOQ	Vendor Cancel Terms	Total Stk Qty when PO placed
0		0	2/13/2008	100	Metal Housing Inc.	Y	56789	1/4/2008	A12345678	6	1	100	Full cancel privileges	200
1000		0	2/1/2008	5000	ABC Components	N	11345	1/15/2008	PZ2222	2	1000	1000	50% liability	2000
0	1/4/2008	100	2/19/2008	80	A1 CABLES	Y	100345	1/22/2008	ww44445	3	10	20	NCNR	160

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Week		1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26
	Product #
1	1234ABC	10	20	20	20	20	20	20	20	20	20	20	20	20	20	20	20
2	1234ABC	10	15	20	0	0	20	20	20	20	20	20	20	20	0	0	0
3	1234ABC	10	12	10	0	20	20	20	0	0	0	0	0	0	20	20	20
4	1234ABC	10	12	10	8	20	20	10	0	10	0	0	0	0	20	20	20
5	1234ABC	10	12	10	8	25	10	10	10	10	10	0	0	0	0	0	0
6	1234ABC	10	12	10	8	25	10	10	10	10	0	0	0	0	0	0	0
7	1234ABC	10	12	10	8	25	10	0	10	10	0	0	0	0	0	0	0
8	1234ABC	10	12	10	8	25	10	0	20	20	0	0	0	0	0	0	0
9	1234ABC	10	12	10	8	25	10	0	20	20	0	0	0	0	0	0	0
10	1234ABC	10	12	10	8	25	10	0	20
11	1234ABC	10	12	10	8	25	10	0	20
12	1234ABC	10	12	10	8	25	10	0	20
13	1234ABC	10	12	10	8	25	10	0	20
14	1234ABC	10	12	10	8	25	10	0	20
15	1234ABC	10	12	10	8	25	10	0	20
16	1234ABC	10	12	10	8	25	10	0	20
17	1234ABC	10	12	10	8	25	10	0	20
18	1234ABC	10	12	10	8	25	10	0	20
19	1234ABC	10	12	10	8	25	10	0	20
20	1234ABC	10	12	10	8	25	10	0	20
21	1234ABC	10	12	10	8	25	10	0	20
22	1234ABC	10	12	10	8	25	10	0	20
23	1234ABC	10	12	10	8	25	10	0	20
24	1234ABC	10	12	10	8	25	10	0	20
25	1234ABC	10	12	10	8	25	10	0	20
26	1234ABC	10	12	10	8	25	10	0	20

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Week		1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26
	Product #
1	XYZ9999	5	50	50	20	20	50	50	30	50	50	50	50	50	50	50	50
2	XYZ9999	5	10	50	20	20	20	50	0	0	50	50	50	0	0	50	50
3	XYZ9999	5	10	50	20	20	20	50	0	0	50	50	50	0	0	50	50
4	XYZ9999	5	10	50	15	5	20	20	10	50	50	0	0	0	0	10	10
5	XYZ9999	5	10	50	15	20	20	20	20	20	10	0	0	0	0	0	10
6	XYZ9999	5	10	50	15	20	20	20	10	20	20	20	0	0	0	0	0
7	XYZ9999	5	10	50	15	20	20	30	10	0	0	10	10	0	0	0	0
8	XYZ9999	5	10	50	15	20	20	20	20	40	20	20	0	0	0	0	0
9	XYZ9999	5	10	50	15	20	20	20	20	20	20	20	0	0	0	0	0
10	XYZ9999	5	10	50	15	20	20	20	20
11	XYZ9999	5	10	50	15	20	20	20	20
12	XYZ9999	5	10	50	15	20	20	20	20
13	XYZ9999	5	10	50	15	20	20	20	20
14	XYZ9999	5	10	50	15	20	20	20	20
15	XYZ9999	5	10	50	15	20	20	20	20
16	XYZ9999	5	10	50	15	20	20	20	20
17	XYZ9999	5	10	50	15	20	20	20	20
18	XYZ9999	5	10	50	15	20	20	20	20
19	XYZ9999	5	10	50	15	20	20	20	20
20	XYZ9999	5	10	50	15	20	20	20	20
21	XYZ9999	5	10	50	15	20	20	20	20
22	XYZ9999	5	10	50	15	20	20	20	20
23	XYZ9999	5	10	50	15	20	20	20	20
24	XYZ9999	5	10	50	15	20	20	20	20
25	XYZ9999	5	10	50	15	20	20	20	20
26	XYZ9999	5	10	50	15	20	20	20	20

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.